UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 19, 2018

Date of Report (Date of earliest event reported)

Crescent Capital BDC, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-01132	47-3162282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

(310) 235-5050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the reconvened 2018 Annual Meeting of Stockholders of Crescent Capital BDC, Inc. (the “Corporation”) held on June 19, 2018 (the “Meeting”), the following two proposals were voted on: (1) the approval of an extension of the Commitment Period until the earlier of a Qualified IPO and June 30, 2020; and (2) the adjournment of the Meeting to 10:00 a.m. Pacific Time on July 10, 2018 at the offices of the Corporation at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025.

Stockholders of record at the close of business on April 27, 2018 were entitled to vote at the Meeting. As of April 27, 2018, the record date, there were 9,343,227 shares of common stock outstanding and entitled to vote. 9,321,088 shares of common stock of the Corporation were present or represented at the Meeting, constituting a quorum.

The final voting results for each of the proposals submitted to a vote of stockholders at the Meeting are set forth below. Each proposal was approved by the requisite vote.

Proposal 1: The approval of an extension of the Commitment Period until the earlier of a Qualified IPO and June 30, 2020:

Votes For	Votes Against	Votes Abstain	Non-Votes
9,321,088	0	0	0

Proposal 2: The adjournment of the Meeting to 10:00 a.m. Pacific Time on July 10, 2018 at the offices of the Corporation at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025:

Votes For	Votes Against	Votes Abstain	Non-Votes
9,321,088	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crescent Capital BDC, Inc. (Registrant)

Dated: June 21, 2018	/s/ George P. Hawley Name: George P. Hawley Title: Secretary